Rule 424(b)(3)
                                                                  No. 333-15411

                       CNL AMERICAN PROPERTIES FUND, INC.

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 1997 and the Prospectus Supplement dated October 21, 1997. This Supplement replaces the Supplement dated October 24, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of November 18, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after November 18, 1997, will be reported in a subsequent Supplement.

                                  THE OFFERING

         As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. As of November 18, 1997, the Company had received subscription proceeds of $175,632,795 (17,563,280 Shares), including $1,183,289 (118,329 Shares) issued pursuant to the Reinvestment Plan, from 7,870 stockholders in connection with this offering. Net Offering Proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $158,171,000. As of November 18, 1997, the Company had invested or committed for investment approximately $258,349,000 of aggregate net proceeds from the Initial Offering and this offering in 236 Properties, in providing mortgage financing to the tenants of the 44 Properties consisting of land only to purchase the buildings on these Properties and the buildings on two additional properties through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $33,866,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans. As of November 18, 1997, $7,903,476 of the Net Offering Proceeds from this offering had been incurred as Acquisition Fees to the Advisor.

                                    BUSINESS

PROPERTY ACQUISITIONS

         Between October 4, 1997 and November 18, 1997, the Company acquired 16 Properties, including 15 Properties consisting of land and building and one Property consisting of building only. These Properties are 12 Ground Round Properties (one in each of Allentown and Reading, Pennsylvania; Colerain and Parma, Ohio; Dubuque and Waterloo, Iowa; Janesville and Wauwatosa, Wisconsin; Gloucester and Ewing, New Jersey; Crystal, Minnesota; and Kalamazoo, Michigan), two Jack in the Box Properties (one in each of Florissant, Missouri; and Folsom, California), one On The Border Property (in San Antonio, Texas) and one Wendy's Property (in Westlake Village, California). For information regarding the Properties acquired by the Company prior to October 4, 1997, see the Prospectus dated April 18, 1997 and the Prospectus Supplement dated October 21, 1997.





November 21, 1997                              Prospectus Dated April 18, 1997

         The Jack in the Box Properties in Florissant, Missouri, and Folsom, California, were acquired from Affiliates of the Company. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate their acquisition by the Company. The Properties were acquired by the Company for an aggregate purchase price of approximately $2,340,000, representing the cost of the Properties to the Affiliates (including carrying costs) due to the fact that the amounts were less than each Property's appraised value.

         In connection with the purchase of the 12 Ground Round Properties, the two Jack in the Box Properties and the one Wendy's Property, which are land and building, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         In connection with the On The Border Property in San Antonio, Texas, which is building only, the Company, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business - Description of Property Leases." In connection with the purchase of this Property, which is to be constructed, the Company has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation." In connection with this acquisition, the Company has also entered into a tri-party agreement with the lessee and the owner of the land. The tri-party agreement provides that the ground lessee is responsible for all obligations under the ground lease and provides certain rights to the Company relating to the maintenance of its interest in the building in the event of a default by the lessee under the terms of the ground lease.

         The following table sets forth the location of the 16 Properties, including 15 Properties consisting of land and building and one Property consisting of building only, acquired by the Company, from October 4, 1997 through November 18, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                              PROPERTY ACQUISITIONS
                 From October 4, 1997 through November 18, 1997


                                                             Lease
                                                           Expiration
Property Location and              Purchase      Date      and Renewal        Minimum                              Option
    Competition                    Price (1)    Acquired     Options       Annual Rent (2)    Percentage Rent    To Purchase
------------------------          ----------   ----------  ------------    ---------------    ---------------  --------------

JACK IN THE BOX (5)               $1,076,23    10/17/9   09/2015;        $110,243 (6);      for each lease    at any time
(the "Florissant Property")       7 (3)(6)     7         four five-      increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                             year renewal    after the fifth    annual gross      seventh
                                                         options         lease year and     sales minus       lease year
The Florissant Property is                                               after every        (ii) the
located on the southern                                                  five years         minimum annual
quadrant of Charbonier Road                                              thereafter         rent for such
and Howdershell Road, in                                                 during the         lease year (7)
Florissant, St. Louis County,                                            lease term
Missouri, in an area of mixed
retail, commercial, and
residential development.

JACK IN THE BOX (5)               $1,263,68    10/17/9   09/2015;        $129,482 (6);      for each lease        None
(the "Folsom Property")           8 (3)(6)     7         four five-      increases by 8%    year, (i) 5% of
Restaurant to be constructed                             year renewal    after the fifth    annual gross
                                                         options         lease year and     sales minus
The Folsom Property is located                                           after every        (ii) the
on the eastern quadrant of                                               five years         minimum annual
Blue Ravine Road and East                                                thereafter         rent for such
Bidwell Street, in Folsom,                                               during the         lease year (7)
Sacramento County, California,                                           lease term
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Folsom Property include an
IHOP, an Arby's, a Burger
King, a Boston Market, a
Manhattan Bagel, a Subway
Sandwich Shop, a Taco Bell, a
McDonald's, a KFC, a Pizza Hut
and several local restaurants.


                                                             Lease
                                                           Expiration
Property Location and              Purchase      Date      and Renewal        Minimum                              Option
    Competition                    Price (1)    Acquired     Options       Annual Rent (2)    Percentage Rent    To Purchase
------------------------          ----------   ----------  ------------    ---------------    ---------------  --------------
ON THE BORDER (8)                 $292,767     10/17/97  10/2012;        13.64% of Total    for each lease    at any time
(the "San Antonio Property")      (excluding             three five-     Cost (4); (9)      year, (i) 4% of   after the
Restaurant to be constructed      development            year renewal                       annual gross      tenth lease
                                  costs) (3)             options                            sales minus       year
The San Antonio Property is                                                                (ii) the
located on the east side of                                                                 minimum annual
U.S. Highway 281, within the                                                                rent for such
Alamo Quarry Market Shopping                                                                lease year (7)
Center, in San Antonio, Bexar
County, Texas, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the San Antonio
Property include a Ruth's
Chris Steakhouse and several
local restaurants.

GROUND ROUND (10)                 $1,220,761   10/20/97  10/2017;            $125,128             (11)        at any time
(the "Allentown Property")                               five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Allentown Property is
located on the north side of
Grape Street, in Allentown,
Lehigh County, Pennsylvania,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Allentown Property include a
Pizza Hut, a Lonestar Steak
House, a Red Lobster, a
Chili's, a KFC, an Olive
Garden, a Ponderosa
Steakhouse, a Friendly's, a
Wendy's, a Perkins, a Burger
King, a Boston Market and
several local restaurants.

                                          -4-


                                                             Lease
                                                           Expiration
Property Location and              Purchase      Date      and Renewal        Minimum                              Option
    Competition                    Price (1)    Acquired     Options       Annual Rent (2)    Percentage Rent    To Purchase
------------------------          ----------   ----------  ------------    ---------------    ---------------  --------------
GROUND ROUND (10)                 $772,727     10/20/97  10/2017;            $79,205              (11)        at any time
(the "Colerain Property")                                five five-                                           after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Colerain Property is
located on the north side of
Springdale Road, in Colerain,
Hamilton County, Ohio, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Colerain Property include a
Red Lobster, an Outback Steak
House, an Applebee's, an Olive
Garden, a White Castle, an
Arby's, a McDonald's, a T.G.I.
Friday's and several local
restaurants.

GROUND ROUND (10)                 $759,091     10/20/97  10/2017;            $77,807              (11)        at any time
(the "Crystal Property")                                 five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Crystal Property is
located on the northeast
corner of Bass Lake Road and
Jersey Street, in Crystal,
Hennepin County, Minnesota, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Crystal Property include a
Dairy Queen, a Taco Bell, a
Subway Sandwich Shop, a KFC
and an Applebee's.

                                           -5-


                                                             Lease
                                                           Expiration
Property Location and              Purchase      Date      and Renewal        Minimum                              Option
    Competition                    Price (1)    Acquired     Options       Annual Rent (2)    Percentage Rent    To Purchase
------------------------          ----------   ----------  ------------    ---------------    ---------------  --------------
GROUND ROUND (10)                 $1,422,727   10/20/97  10/2017;            $145,830             (11)        at any time
(the "Dubuque Property")                                 five five-                                           after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Dubuque Property is
located on the
west side of John F. Kennedy
Road and Cedar Cross Road, in
Dubuque, Dubuque County, Iowa,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Dubuque Property include a
Hardee's, an Olive Garden, a
Wendy's and several local
restaurants.

GROUND ROUND (10)                 $900,000     10/20/97  10/2017;            $92,250              (11)        at any time
(the "Gloucester Property")                              five five-                                           after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Gloucester Property is
located on the
southeast corner of Blackwood-
Clementon Road and Dartmouth
Drive, in Gloucester, Camden
County, New Jersey, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Gloucester
Property include a Friendly's,
a Boston Market, a Chili's, an
Olive Garden, a Red Lobster, a
Denny's, a Burger King, a
McDonald's, a Taco Bell, a
Checkers and several local
restaurants.

                                        -6-


                                                             Lease
                                                           Expiration
Property Location and              Purchase      Date      and Renewal        Minimum                              Option
    Competition                    Price (1)    Acquired     Options       Annual Rent (2)    Percentage Rent    To Purchase
------------------------          ----------   ----------  ------------    ---------------    ---------------  --------------

GROUND ROUND (10)                 $945,455     10/20/97  10/2017;            $96,909              (11)        at any time
(the "Janesville Property")                              five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Janesville Property is
located on the northwest
corner of Milton Avenue and
Lodge Street, in Janesville,
Rock County, Wisconsin, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Janesville Property include an
Applebee's, a Pizzeria Uno, a
Perkins, a Fazoli's and
several local restaurants.

GROUND ROUND (10)                 $945,455     10/20/97  10/2017;            $96,909              (11)        at any time
(the "Kalamazoo Property")                               five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Kalamazoo Property is
located on Stadium Drive, east
of the intersection of Seneca
Road, in Kalamazoo, Kalamazoo
County, Michigan, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Kalamazoo
Property include an Olive
Garden, an Applebee's, a
Chili's, a McDonald's, a
Burger King and several local
restaurants.

                                         -7-


                                                             Lease
                                                           Expiration
Property Location and              Purchase      Date      and Renewal        Minimum                              Option
    Competition                    Price (1)    Acquired     Options       Annual Rent (2)    Percentage Rent    To Purchase
------------------------          ----------   ----------  ------------    ---------------    ---------------  --------------
GROUND ROUND (10)                 $1,118,182   10/20/97  10/2017;            $114,614             (11)        at any time
(the "Parma Property")                                   five five-                                           after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Parma Property is located
on the south side of Day
Drive, in Parma, Cuyahoga
County, Ohio, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Parma
Property include an Outback
Steak House, a Red Lobster, an
Olive Garden, an Arby's, a
Denny's and a local
restaurant.

GROUND ROUND (10)                 $1,439,551   10/20/97  10/2017;            $147,554             (11)        at any time
(the "Reading Property")                                 five five-                                           after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Reading Property is
located on the west side of
Fifth Street Highway at the
entrance to the Fairgrounds
Mall, in Reading, Berks
County, Pennsylvania, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Reading Property include an
Arby's, a Pizza Hut, a
McDonald's, a Burger King, a
Bojangles, a Taco Bell, a
Ponderosa Steakhouse, a Boston
Market, a Subway Sandwich Shop
and several local restaurants.

                                        -8-


                                                             Lease
                                                           Expiration
Property Location and              Purchase      Date      and Renewal        Minimum                              Option
    Competition                    Price (1)    Acquired     Options       Annual Rent (2)    Percentage Rent    To Purchase
------------------------          ----------   ----------  ------------    ---------------    ---------------  --------------
GROUND ROUND (10)                 $1,036,364   10/20/97  10/2017;            $106,227             (11)        at any time
(the "Waterloo Property")                                five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Waterloo Property is
located on the southwest
corner of East San Marnan
Drive and Penneys Street, in
Waterloo, Black Hawk County,
Iowa, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Waterloo
Property include an Olive
Garden, a Lonestar Steak
House, an Applebee's, a Pizza
Hut, a Boston Market, a Long
John Silver's and several
local restaurants.

GROUND ROUND (10)                 $1,354,545   10/20/97  10/2017;            $138,841             (11)        at any time
(the "Wauwatosa Property")                               five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Wauwatosa Property is
located on the northwest
corner of Mayfair Road and
Blue Mound Road, in Wauwatosa,
Milwaukee County, Wisconsin,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Wauwatosa Property include a
Chili's, an Applebee's, a Taco
Bell, a Pizza Hut and several
local restaurants.

                                -9-


                                                             Lease
                                                           Expiration
Property Location and              Purchase      Date      and Renewal        Minimum                              Option
    Competition                    Price (1)    Acquired     Options       Annual Rent (2)    Percentage Rent    To Purchase
------------------------          ----------   ----------  ------------    ---------------    ---------------  --------------
GROUND ROUND (10)                 $1,000,000   11/18/97  11/2017;            $102,500             (11)        at any time
(the "Ewing Property")                                   five  five-                                          after the
Existing restaurant                                      year renewal                                         seventh
                                                         options                                              lease year
The Ewing Property is located
on the northwest quadrant of
the intersection of North
Olden Avenue and Pennington
Road, in Ewing, Mercer County,
New Jersey, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Ewing
Property include a McDonald's,
an IHOP, an Applebee's, a TGI
Friday's, a Taco Bell, a
Wendy's, a Burger King, and a
Boston Market.

WENDY'S                           $811,350     11/18/97  11/2017; two    10.25% of Total    for each lease    at any time
(the "Westlake Village            (excluding             five-year       Cost (4)           year, (i) 7% of   after the
Property")                        development            renewal                            annual gross      seventh
Restaurant to be constructed      costs)                 options                            sales minus       lease year
                                  (3)                                                       (ii) the
The Westlake Village Property                                                               minimum annual
is located on the southeast                                                                 rent for such
quadrant of Thousand Oaks                                                                   lease year
Boulevard and Lindero Canyon
Road, in Westlake Village, Los
Angeles County, California, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Westlake Village Property
include a McDonald's, a KFC,
and a local restaurant.

FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

         Property                                Federal Tax Basis
         ---------                              -------------------
         Florissant Property                           $   720,000
         Folsom Property                                   700,000
         San Antonio Property                            1,265,000
         Allentown Property                                882,000
         Colerain Property                                 532,000
         Crystal Property                                  188,000
         Dubuque Property                                  807,000
         Gloucester Property                               527,000
         Janesville Property                               546,000
         Kalamazoo Property                                710,000
         Parma Property                                    791,000
         Reading Property                                  790,000
         Waterloo Property                                 657,000
         Wauwatosa Property                                802,000
         Ewing Property                                    683,000
         Westlake Village Property                         759,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the San Antonio Property, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Westlake Village Property, minimum annual rent will become due and payable on the earlier of (i) 120 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the San Antonio and Westlake Village Properties, as described above, the tenant shall pay monthly "interim rent" equal to a specified rate per annum (ranging from 10.25% to 11%) of the amount funded by the Company in connection with the purchase and construction of the Properties.

(3) The development agreements for the Properties which are to be constructed, provides that construction must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land, development costs, and closing and acquisition costs) is not expected to, but may, exceed the amount set forth below:


         Property                           Estimated Maximum Cost                      Estimated Final Completion Date
         ---------                          ----------------------                      --------------------------
         Florissant Property                        $1,075,539                             March 16, 1998
         Folsom Property                             1,263,239                             March 4, 1998
         San Antonio Property                        1,260,879                             April 15, 1998
         Westlake Village Property                   1,488,479                             March 18, 1998

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) The lessee of the Florissant and Folsom Properties is the same unaffiliated lessee.

(6) The Company paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(8) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(9) Base rent shall increase after every five years during the lease term by the lesser of (i) 10% of the minimum base rent during the preceding year or (ii) 150% of the percentage change in the Consumer Price Index.

(10) The lessee of the Allentown, Colerain, Crystal, Dubuque, Gloucester, Janesville, Kalamazoo, Parma, Reading, Waterloo, Wauwatosa and Ewing Properties is the same unaffiliated lessee.

(11) For each lease year, percentage rent shall be calculated upon the amount by which gross sales exceed base sales as follows: 6% for an increase of 0% to 33.33% above base sales, 5.5% for an increase of 33.34% to 66.7% above base sales, and 5% for an increase of 66.8% to 100% above base sales. For increases in gross sales in excess of 100%, percentage rent shall decrease by .5% for every additional 33.33% increase above base sales. Base sales are as follows:

         Property                                   Base Sales
         --------                                 -------------
         Allentown Property                         $2,085,487
         Colerain Property                           1,320,076
         Crystal Property                            1,296,780
         Dubuque property                            2,430,493

         Property                                   Base Sales
         ---------                                 ------------
         Gloucester Property                         1,537,500
         Janesville Property                         1,615,152
         Kalamazoo Property                          1,615,152
         Parma Property                              1,910,355
         Reading Property                            2,459,233
         Waterloo Property                           1,770,455
         Wauwatosa Property                          2,314,015
         Ewing Property                              1,708,333

PENDING INVESTMENTS

         As of November 18, 1997, the Company had initial commitments to acquire eight properties, including seven properties consisting of land and building and one property consisting of building only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all eight of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business - Description of Property Leases."

         In connection with the IHOP property in Saugus, Massachusetts, the Company anticipates owning only the building and not the underlying land. However, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

         Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                           Lease Term and
Property                  Renewal Options        Minimum Annual Rent        Percentage Rent            Option to Purchase
---------                -----------------      --------------------        -----------------          ------------------
Boston Market            15 years; five      10.38% of the Company's        for each lease year after     at any time
Colorado Springs, CO     five-year renewal   total cost to purchase the     the fifth lease year, (i)     after the
Existing restaurant      options             property; increases by 10%     4% of annual gross sales      fifth lease
                                             after the fifth lease year     minus (ii) the minimum        year
                                             and after every five years     annual rent for such lease
                                             thereafter during the lease    year
                                             term

Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Council Bluffs, IA       five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the
                                                                                                          tenth  through
                                                                                                          fifteenth
                                                                                                          lease years
                                                                                                          only

Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Muskogee, OK             five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the
                                                                                                          tenth through
                                                                                                          fifteenth
                                                                                                          lease years
                                                                                                          only

Ground  Round            20 years; five      10.25% of the Company's                    (5)               at any time
Maple Shade, NJ          five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year

Ground  Round            20 years; five      10.25% of the Company's                    (5)               at any time
Nanuet, NY               five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year

IHOP (3)                        (4)          11.78% of the Company's        for each lease year, (i) 3%   at any time
Saugus, MA                                   total cost to purchase the     of annual gross sales minus   after the
Existing restaurant                          building; increases by         (ii) the minimum annual       fifth lease
                                             5.81% after the fifth lease    rent for such lease year      year
                                             year, 4.66% after the tenth
                                             lease year, and 2.83% after
                                             the fifteenth lease year

Jack in the Box          18 years; four      10.25% of Total Cost (1);      for each lease year, (i) 5%   at any time
Los Angeles, CA          five-year renewal   increases by 8% after the      of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year (2)
                                             during the lease term


                           Lease Term and                                                                    Option to
Property                  Renewal Options        Minimum Annual Rent              Percentage Rent            Purchase
---------                -----------------      --------------------        --------------------------    ----------------

Ruby Tuesday's           20 years; two       11% of Total Cost (1);         for each lease year, (i) 6%   at any time
Georgetown, KY           five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year at   year
                                             during the lease term          any time after the seventh
                                                                            lease year



FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(3) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease term shall expire upon the earlier of (i) the date 20 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

(5) For each lease year, percentage rent shall be calculated upon the amount by which gross sales exceed a to be determined breakpoint (base sales) as follows; 6% for an increase of 0% to 33.33% above base sales, 5.5% for an increase of 33.34% to 66.7% above base sales, and 5% for an increase of 66.8% to 100% above base sales. For increases in gross sales in excess of 100%, percentage rent shall decrease by .5% for every additional 33.33% increase above base sales.

BORROWING

         Between October 4, 1997 and November 18, 1997, the Company obtained four advances totalling $1,315,142 under the Line of Credit. The proceeds of these advances were used to acquire Equipment for four restaurant properties, one in each of Rapid City, South Dakota; London, Kentucky; Guadalupe, Arizona; and Sparta, Tennessee.

         In addition, on November 14, 1997, the Company used $19 million of uninvested net offering proceeds to repay a portion of the balance outstanding under the Line of Credit in order to reduce interest expense incurred by the Company pending the investment of such offering proceeds in Properties or Mortgage Loans.

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                       CNL AMERICAN PROPERTIES FUND, INC.
                    PROPERTIES ACQUIRED FROM OCTOBER 4, 1997
                            THROUGH NOVEMBER 18, 1997
                For the Year Ended December 31, 1996 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired by the Company from October 4, 1997 through November 18, 1997. The statement presents unaudited estimated taxable operating results for each Property that was operational as if the Property had been acquired and operational on January 1, 1996 through December 31, 1996. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.


                                        Jack in the Box           Jack in the Box            On The Border        Ground Round
                                       Florissant, MO (6)          Folsom, CA (6)           San Antonio, TX      Allentown, PA (7)
                                       ------------------         ---------------           ---------------      -----------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                              (5)                       (5)                        (5)                 $125,128

Asset Management Fees (2)                  (5)                       (5)                        (5)                   (7,322)

General and Administrative
  Expenses (3)                             (5)                       (5)                        (5)                   (7,758)
                                                                                                                    --------

Estimated Cash Available from
  Operations                               (5)                       (5)                        (5)                  110,048

Depreciation and Amortization
  Expense (4)                              (5)                       (5)                        (5)                  (22,607)
                                                                                                                     --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                           (5)                       (5)                        (5)                 $ 87,441
                                                                                                                    ========


                                 See Footnotes



                                         Ground Round         Ground Round                    Ground Round          Ground Round
                                       Colerain, OH (7)      Crystal, MN (7)                 Dubuque, IA (7)     Gloucester, NJ(7)
                                      -----------------      ---------------                 ---------------     -----------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                            $ 79,205                $ 77,807                        $145,830               $ 92,250

Asset Management Fees (2)                  (4,633)                 (4,552)                         (8,533)                (5,397)

General and Administrative
  Expenses (3)                             (4,911)                 (4,824)                         (9,041)                (5,720)
                                         --------                --------                        --------               --------

Estimated Cash Available from
  Operations                               69,661                  68,431                         128,256                 81,133

Depreciation and Amortization
  Expense (4)                             (13,658)                 (4,824)                        (20,701)               (13,511)
                                          --------               --------                         --------               --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                         $ 56,003                $ 63,607                         $107,555               $ 67,622
                                         ========                ========                         ========               ========

                                  See Footnotes



                                      Ground Round             Ground Round                Ground Round            Ground Round
                                   Janesville, WI (7)        Kalamazoo, MI (7)              Parma, OH(7)          Reading, PA(7)
                                   ------------------        -----------------              ------------          --------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                       $ 96,909                   $ 96,909                      $114,614               $147,554

Asset Management Fees (2)             (5,670)                    (5,670)                       (6,706)                (8,634)

General and Administrative
  Expenses (3)                        (6,008)                    (6,008)                       (7,106)                (9,148)
                                    --------                   --------                      --------               --------

Estimated Cash Available from
  Operations                          85,231                     85,231                       100,802                129,772

Depreciation and Amortization
  Expense (4)                        (14,015)                   (18,201)                      (20,290)               (20,254)
                                    --------                   --------                       --------               --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                    $ 71,216                   $ 67,030                      $ 80,512               $109,518
                                    ========                   ========                      ========               ========



                                  See Footnotes





                                           Ground Round         Ground Round            Ground Round              Wendy's
                                         Waterloo, IA (7)     Wauwatosa, WI (7)         Ewing, NJ (7)       Westlake Village, CA
                                         ----------------     -----------------         -------------       --------------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                              $106,227               $138,841                 $102,500               (5)

Asset Management Fees (2)                    (6,215)                (8,124)                  (5,997)              (5)

General and Administrative
  Expenses (3)                               (6,586)                (8,608)                  (6,355)              (5)
                                           --------               --------                 --------

Estimated Cash Available from
  Operations                                 93,426                122,109                   90,148               (5)

Depreciation and Amortization
  Expense (4)                               (16,846)               (20,557)                (17,518)               (5)
                                           --------                --------                --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                           $ 76,580               $101,552                 $ 72,630               (5)
                                           ========               ========                 ========







                                  See Footnotes

                                                                Total
                                                                -----



Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                                                 $1,323,774

Asset Management Fees (2)                                        (77,453)

General and Administrative
  Expenses (3)                                                   (82,073)
                                                              ----------

Estimated Cash Available from
  Operations                                                   1,164,248

Depreciation and Amortization
  Expense (4)                                                   (202,982)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                                              $  961,266
                                                              ==========





FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of each Property has been depreciated on the straight-line method over 39 years.

(5) The Property is under construction for the period presented. The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below:

         Property                           Estimated Final Completion Date
         -------                          ----------------------------------
         Florissant Property                March 16, 1998
         Folsom Property                    March 4, 1998
         San Antonio Property               April 15, 1998
         Westlake Village Property          March 18, 1998

(6) The lessee of the Florissant and Folsom Properties is the same unaffiliated lessee.

(7) The lessee of the Allentown, Colerain, Crystal, Dubuque, Gloucester, Janesville, Kalamazoo, Parma, Reading, Waterloo, Wauwatosa and Ewing Properties is the same unaffiliated lessee.